                                                                       EXHIBIT 7

      A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Bankers Trust Company Of California,             Call Date: 12/31/2001 FFIEC 041
National Association                                                   Page RC-1
300 South Grand Avenue
Los Angeles, CA  90071
FDIC Certificate No.  26732


             CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
              AND STATE-CHARTED SAVINGS BANKS FOR DECEMBER 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

                           SCHEDULE RC - BALANCE SHEET

                                                              Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------
ASSETS
1.    Cash and balances due from depository institutions (from Schedule RC-A):
      a.    Noninterest-bearing balances and currency and coin(1)........................            1,284  1.a.
      b.    Interest-bearing balances(2).................................................           22,000  1.b.
2.    Securities:
      a.    Held-to-maturity securities (from Schedule RC-B, column A)...................                0  2.a.
      b.    Available-for-sale securities (from Schedule RC-B, column D).................           82,894  2.b.
3.    Federal funds sold and securities purchased under agreements to resell.............                0  3.
4.    Loans and lease financing receivables (from Schedule RC-C):
      a.    Loans and leases held for sale.................................       0                         4.a.
      b.    Loans and leases, net of unearned income.......................       0                         4.b.
      c.    LESS:  Allowance for loan and lease losses.....................       0                         4.c.
      d.    Loans and leases, net of unearned income and allowance
            (item 4.b minus 4.c).........................................................                0  4.d.
5.    Trading assets (from Schedule RC-D)................................................                0  5.
6.    Premises and fixed assets (including capitalized leases)...........................            4,740  6.
7.    Other real estate owned (from Schedule RC-M).......................................                0  7.
8.    Investments in unconsolidated subsidiaries and associated companies
      (from Schedule RC-M)...............................................................                0  8.
9.    Customers' liability to this bank on acceptances outstanding.......................                0  9.
10.   Intangible assets..................................................................
      a.    Goodwill.....................................................................                0  10.a
      b.    Other intangible assets (from Schedule RC-M) ................................              809  10.b
11.   Other assets (from Schedule RC-F)..................................................            7,357  11.
12.   Total assets (sum of items 1 through 11)...........................................          119,084  12.

--------------------
(1)   Includes cash items in process of collection and unposted debits.
(2)   Includes time certificates of deposit not held for trading.

Bankers Trust Company Of California,             Call Date: 12/31/2001 FFIEC 041
National Association                                                   Page RC-2
300 South Grand Avenue
Los Angeles, CA  90071
FDIC Certificate No. 26732

                            SCHEDULE RC - CONTINUED


                                                               Dollar Amounts in Thousands
------------------------------------------------------------------------------------------
LIABILITIES
13.   Deposits:
      a.    In domestic offices (sum of totals of columns A and C from Schedule RC-E).....                0  13.a.
            (1)   Noninterest bearing(1)................................       0                             13.a.(1)
            (2)   Interest-bearing......................................       0                             13.a.(2)
      b.    Not applicable................................................................
14.   Federal funds purchased and securities sold under agreements to repurchase..........                0  14
15.   Trading liabilities (from Schedule RC-D)............................................                0  15
16.   Other borrowed money (includes mortgage indebtedness and obligations under                          0  16.
      capitalized leases) (from Schedule RC-M):...........................................
17.   Not applicable
18.   Bank's liability on acceptances executed and outstanding............................                0  18.
19.   Subordinated notes and debentures (2)...............................................                0  19.
20.   Other liabilities (from Schedule RC-G)..............................................            9,680  20.
21.   Total liabilities (sum of items 13 through 20)......................................            9,680  21.
22.   Minority interest in consolidated subsidiaries......................................                0  22.
EQUITY CAPITAL

23.   Perpetual preferred stock and related surplus.......................................                0  23.
24.   Common stock........................................................................           50,000  24.
25.   Surplus (exclude all surplus related to preferred stock)............................           50,000  25.
26.   a.    Retained earnings.............................................................            9,427  26.a.
      b.    Accumulated other comprehensive income (3)....................................             (23)  26.b.
27.   Other equity capital components (4).................................................                0  27.
28.   Total equity capital (sum of items 23 through 27)...................................          109,404  28.
29.   Total liabilities, minority interest, and equity capital (sum of items 21, 22 and 28)         119,084  29.

Memorandum

TO BE REPORTED WITH THE MARCH REPORT OF CONDITION.

1.    Indicate in the box at the right the number of the statement below that best describes            Number
      the most comprehensive level of auditing work performed for the bank by independent
      external auditors as of any date during 2000........................................             N/A  M.1.

1  =  Independent audit of the bank conducted in           4  =  Directors' examination of the bank conducted in
      accordance with generally accepted auditing                accordance with generally accepted auditing
      standards by a certified public accounting firm            standards by a certified public accounting firm
      which submits a report on the bank                         (may be required by state chartering authority)

2  =  Independent audit of the bank's parent holding       5  =  Directors' examination of the bank performed by
      company conducted in accordance with generally             other external auditors (may be required by state
      accepted auditing standards by a certified public          chartering authority)
      accounting firm which submits a report on the
      consolidated holding company (but not on the bank    6  =  Review of the bank's financial statements by
      separately)                                                external auditors
                                                           7  =  Compilation of the bank's financial statements by
3  =  Attestation on bank management's assertion on the          external auditors
      effectiveness of the bank's internal control over    8  =  Other audit procedures (excluding tax preparation
      financial reporting by a certified public                  work)
      accounting firm                                      9  =  No external audit work

--------------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)   Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4)   Includes treasury stock and unearned Employee Stock Ownership Plan shares.